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                                                                   EXHIBIT 10.14











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                              MDCP ACQUISITIONS PLC

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                              AMENDED AND RESTATED
                           2002 MANAGEMENT EQUITY PLAN







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                              MDCP ACQUISITIONS PLC
                              AMENDED AND RESTATED
                           2002 MANAGEMENT EQUITY PLAN

     1. TITLE AND PURPOSE. This plan shall be known as the Amended and Restated MDCP Acquisitions plc 2002 Management Equity Plan (as amended, supplemented or restated from time to time, this "Plan"). This Plan is intended to promote the long-term growth and profitability of MDCP Acquisitions plc, an Irish public limited company (the "Company"). Under this Plan, the Company will issue Ordinary Shares, Class A Convertible Shares, Class B Convertible Shares, Class C Convertible Shares and/or Class D Convertible Shares to Participants. This Plan was adopted by the Board on September 3, 2002 and amends and restates in its entirety that certain MDCP Acquisitions plc 2002 Management Equity Plan. Capitalized terms used and not otherwise defined herein have the meanings indicated for such terms in Section 10 of this Plan.

     2. ADMINISTRATION. This Plan shall be administered by the Board. The Board shall have full power to (a) establish and amend rules for the administration of this Plan, but subject to the amendment provisions of this Plan and the Management Equity Agreement, (b) correct any defect or omission and to reconcile any inconsistency in this Plan or in the Management Equity Agreement to the extent the Board deems desirable to carry into effect this Plan or the terms of the Management Equity Agreement, and (c) delegate certain duties of the Board hereunder to one or more agents to assist in the administration of this Plan. The Company's chief executive officer (or, until November 1, 2002, the Company's chief executive officer designate) shall (x) select Participants and shall determine the number of Ordinary Shares and Convertible Shares to be sold to each Participant, subject in each case to the approval of the Board (which approval will not be unreasonably withheld, nor will a decision on its grant or withholding be unreasonably delayed) and (y) determine to whom Convertible Shares or Ordinary Shares repurchased from Participants shall be reissued (which determination shall be made in consultation with the Board (which consultation may occur after reissue in the case of individual recruits)); PROVIDED that all such issuances or reissues to the Company's chairman, chief executive officer, chief operations officer or chief financial officer shall require the consent of the Board (which may be given or withheld in the Board's absolute discretion) prior to such issuance or reissue. The Board may act by a majority of a quorum present at a meeting.

     3. SHARES RESERVED FOR THIS PLAN. An aggregate of 15,633,333 Ordinary Shares shall be reserved for issuance pursuant to this Plan (as may be adjusted (including with respect to the conversion of Convertible Shares) pursuant to the following sentence, "Shares"), of which 8,133,333 Ordinary Shares (which shall represent 10% of the sum of the issued Ordinary Shares in the capital of the Company (on a fully-diluted basis after taking into account the conversion of all Convertible Shares into Ordinary Shares) on the date for settlement of consideration in connection with the Take-Over Offer plus any Ordinary Shares reserved for issuance hereunder but not then issued) shall be reserved for issuance upon conversion (either direct or indirect) of Class D Convertible Shares. In order to prevent the dilution or enlargement of rights of Ordinary Shares or Convertible Shares issued or sold under this Plan generally, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Ordinary Shares or Convertible Shares, the Board shall make appropriate changes (which changes shall be subject to confirmation by the Company's auditors) in the number and type of Ordinary Shares and Convertible Shares authorized by this


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Plan, the number and type of Ordinary Shares covered by conversion of the Class
D Convertible Shares, the number and type of Class D Convertible Shares covered by conversion of the Class A Convertible Shares, Class B Convertible Shares and Class C Convertible Shares, respectively, and the prices specified therein.

     4. ISSUANCE OF ORDINARY SHARES AND CONVERTIBLE SHARES. All issuances of Ordinary Shares and Convertible Shares pursuant to this Plan shall be pursuant to and in accordance with a written agreement between the Company and the Participants expressly issuing such Ordinary Shares or Convertible Shares (the "Management Equity Agreement") and no Participant shall have any rights in respect of any Ordinary Shares or Convertible Shares issued under this Plan unless and until such Participant has executed and delivered the Management Equity Agreement and has paid the purchase price and/or conversion price therefor. The Management Equity Agreement shall provide, among other things, the Company (and such other persons as the Company shall designate) the right to repurchase from such Participant some or all of his or her Convertible Shares (and Ordinary Shares issuable upon conversion of Convertible Shares) upon the termination of such Participant's employment or service as an officer or director with the Group Companies for any reason. If any Shares are repurchased by the Company, such Shares shall again be available for reissuance under this Plan.

     5. CERTAIN TERMS OF ORDINARY SHARES AND CONVERTIBLE SHARES.

          (a) PURCHASE PRICE. Class A Convertible Shares, Class B Convertible Shares and Class C Convertible Shares issued under this Plan shall be issued for a purchase price equal to E.001 per share. Ordinary Shares issued under this Plan shall be issued for a purchase price equal to 100% of the fair market value thereof as of the date of issuance.

          (b) POWER TO ISSUE CONVERTIBLE SHARES. All Ordinary Shares and Convertible Shares issued under this Plan shall be subject to such terms and conditions set forth in this Plan, the Management Equity Agreement and the Articles of Association. The Convertible Shares issued to Participants on or before 120 days after the date that the take-over offer of MDCP Acquisitions I for Jefferson Smurfit Group plc (the "Take-Over Offer") becomes or is declared unconditional in all respects shall be issued to each such Participant in the following proportions: 40% of such shares shall be Class A Convertible Shares, 40% of such shares shall be Class B Convertible Shares and 20% of such shares shall be Class C Convertible Shares.

          (c) CONVERSION PRICE. Each Class A Convertible Share, Class B Convertible Share and each Class C Convertible Share shall, upon vesting, convert into one Class D Convertible Share without payment of any conversion price. The conversion price for each Class D Convertible Share into an Ordinary Share shall be fixed by the Board, but shall be 100% of the fair market value of an Ordinary Share on the date of issuance or sale to a Participant of any Class A Convertible Share, Class B Convertible Share or Class C Convertible Share, as applicable, less the purchase price for each Class A Convertible Share, Class B Convertible Share or Class C Convertible Share, as applicable; PROVIDED that for purposes of determining the conversion price of Convertible Shares issued on or before January 17, 2003, 100% of the fair market value of an Ordinary Share shall equal the result determined by dividing (i) the sum of (x) the aggregate subscription price or purchase paid for Ordinary Shares of the Company acquired by MDCP IV Global Investments LP, MDCP III Global Investments LP and MDSE III


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Global Investments LP (collectively, the "MDCP INVESTORS") on and prior to
September 17, 2002 plus (ii) the aggregate amount contributed to or invested in the Company by the MDCP Investor on or prior to September 17, 2002 by (ii) the number of Ordinary Shares owned by the MDCP Investors on September 17, 2002.

          (d) VESTING OF CONVERTIBLE SHARES. Except as otherwise provided in the Management Equity Agreement, (i) 40% of the Convertible Shares issued pursuant to this Plan shall be Class A Convertible Shares which shall become time vested in accordance with the schedule set forth in the Management Equity Agreement,
(ii) 40% of the Convertible Shares issued pursuant to this Plan shall be Class B Convertible Shares which shall become vested upon achievement of certain performance targets as set forth in the Management Equity Agreement, and (iii) 20% of the Convertible Shares issued pursuant to this Plan shall be Class C Convertible Shares which shall become vested upon achievement of certain performance targets as set forth in the Management Equity Agreement.

          (e) CONVERSION PROCEDURES. Each Class A Convertible Share, Class B Convertible Share and Class C Convertible Share shall automatically convert into one Class D Convertible Share only upon the vesting of such Class A Convertible Share, Class B Convertible Share or Class C Convertible Share, respectively, and each Class D Convertible Share shall convert into one Ordinary Share only upon payment of the conversion price for such Ordinary Share, delivery of the certificate representing the Class D Convertible Shares being converted and satisfaction of other conditions to conversion specified herein, in the Management Equity Agreement and the Company's Articles of Association. Each Class D Convertible Share shall be converted into an Ordinary Share by written notice of the holder thereof to the Company (to the attention of the Chief Executive Officer or Secretary) in the manner provided by the Management Equity Agreement. Any holder of any Class D Convertible Shares shall be required, as a condition precedent to such holder's conversion of such Class D Convertible Shares at such person's expense, to supply the Board with such evidence, representations, agreements or assurances as necessary in order to confirm the propriety of the sale of securities by reason of such conversion under applicable securities laws or requirements of any applicable governmental authority, and the Company shall not be obligated to issue any Ordinary Shares issuable upon conversion of any Class D Convertible Shares until all such evidence, representations, agreements and assurances shall have been supplied to and reviewed by the Board. No holder of Convertible Shares shall have any rights as a holder of Ordinary Shares under this Plan until and unless such Ordinary Shares are issued and delivered to such holder of Convertible Shares. The conversion price paid upon the conversion of any Convertible Share granted under this Plan shall be added to the general funds of the Company and may be used for any proper corporate purpose.

          (f) CONVERSION. No Convertible Share issued hereunder or under the Management Equity Agreement, or upon conversion of any other class of Convertible Shares, shall be convertible after the seventh anniversary of the Underlying Date of Issuance. When used herein, the "Underlying Date of Issuance" means (i) with respect to any Class A Convertible Share, Class B Convertible Share or Class C Convertible Share, the date of issuance for such Convertible Share and (ii) with respect to any Class D Convertible Share, the date of issuance for the Class A Convertible Share, the Class B Convertible Share or the Class C Convertible Share from which such Class D Convertible Share has been converted.


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     6. ADDITIONAL PROVISIONS.

          (a) LISTING, REGISTRATION AND COMPLIANCE WITH LAWS AND REGULATIONS. All Ordinary Shares and/or Convertible Shares issued pursuant to this Plan shall be subject to the requirement that if the listing, registration or qualification upon any securities exchange or under any state or federal securities or other law or regulation of such Ordinary Shares or any Convertible Shares or the consent or approval of any governmental regulatory body, is necessary as a condition to or in connection with the issuance or conversion hereunder of such Ordinary Shares or Convertible Shares, no such Ordinary Shares or Convertible Shares may be issued or converted (as the case may be) unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board acting in good faith; PROVIDED that to the extent such issuance or conversion is prohibited or delayed as a result thereof, any time limit on issuance or conversion expiring during such prohibited period shall automatically be extended until the 30th day after the expiration of such period. The recipient of such Ordinary Shares or Convertible Shares will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to insider trading or short swing profits laws, rules or regulations, the Board may at any time impose any limitations upon the conversion of Convertible Shares that are necessary in order to comply with such insider trading and short swing profits laws, rules and regulations. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Convertible Shares may be converted, the Board may, in its discretion and without the holders' consent, so reduce such period on not less than 10 days' written notice to the holders thereof. Without limiting rights that any Participant has pursuant to any other agreement to which such Participant is a party, nothing contained herein shall obligate the Company to register any Ordinary Shares, Convertible Shares or other securities under applicable securities laws.

          (b) NON-TRANSFERABILITY. The Ordinary Shares and Convertible Shares issued under this Plan are subject to restrictions on transfer set forth in the Management Equity Agreement.

          (c) TAXES. The Company shall be entitled, if necessary or desirable, to withhold (or secure or require payment from a Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

          (d) NO RIGHT TO EMPLOYMENT CONFERRED.

     (i) Nothing in this Plan or (in the absence of an express provision to the contrary) in the Management Equity Agreement shall confer on any person any right to continue in the employment of, or to serve as an officer or director for, any Group Company or interfere in any way with the right of any Group Company to terminate such person's employment at any time.


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     (ii) Neither this Plan nor the Management Equity Agreement shall form part of any contract of employment or contract for services between any Group Company and any Participant;

     (iii) The benefit to each Participant of participation in this Agreement and the Management Equity Plan shall not form any part of his remuneration or count as his remuneration for any purpose and shall not be pensionable; and

     (iv) If a Participant ceases to be employed by any Group Company, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under this Plan and the Management Equity Agreement whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

          7. AMENDMENT. At any time the Board may make such administrative additions or amendments as it deems advisable under this Plan. If any addition or amendment is not administrative, such amendment shall be effective if it has received the prior written consent of (a) the Board and (b) (i) as long as Gary McGann serves as the chief executive officer of the Company, Gary McGann, (ii) after Gary McGann no longer serves as the chief executive officer of the Company, any of Dr. Michael W.J. Smurfit, Anthony P.J. Smurfit or Ian J. Curley, as long as any such Person remains a senior executive officer of the Company, or
(iii) the holders of a majority of the Convertible Shares (and Ordinary Shares issued upon conversion of the Convertible Shares) issued hereunder that are then outstanding.

          8. TERMINATION. This Plan shall terminate on December 31, 2008. No securities shall be issued under this Plan after this Plan's termination, but the termination of this Plan shall not have any other effect.

          9. FINANCIAL STATEMENTS. Upon the reasonable request to the Chief Executive Officer or the Board of any Participant then holding Ordinary Shares or Convertible Shares issued hereunder, the Company will provide or make available for inspection by such Participant copies of the annual audited financial statements of the Company.

          10. DEFINITIONS.

               (a) "ASSOCIATED COMPANY" means any company having an Equity Share Capital of which not less than 20% in nominal value is beneficially owned by any Group Company.

               (b) "BOARD" means the Company's Compensation Committee or if a Compensation Committee no longer exists, the Company's Board of Directors.

               (c) "CLASS A CONVERTIBLE SHARES" has the meaning given to such term in the Company's Articles of Association.

               (d) "CLASS B CONVERTIBLE SHARES" has the meaning given to such term in the Company's Articles of Association.


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               (e) "CLASS C CONVERTIBLE SHARES" has the meaning given to such term in the Company's Articles of Association.

               (f) "CLASS D CONVERTIBLE SHARES" has the meaning given to such term in the Company's Articles of Association.

               (g) "COMPANY" as applied as of any given time shall mean MDCP Acquisitions plc, except that if prior to the given time any corporation or other entity shall have acquired all or a substantial part of the assets of the Company (as herein defined), and shall have agreed to assume the obligations of the Company under this Plan, then such corporation or other entity shall be deemed to be the Company at the given time.

               (h) "CONVERTIBLE SHARES" means, collectively, Class A Convertible Shares, Class B Convertible Shares, Class C Convertible Shares and Class D Convertible Shares.

               (i) "EQUITY SHARE CAPITAL" shall have the meaning assigned in
Section 155 of the Companies Act, 1963.

               (j) "GROUP COMPANIES" means the Company, Jefferson Smurfit Group plc and their respective Subsidiaries and Associated Companies and "GROUP COMPANY" means any of the Group Companies.

               (k) "PARTICIPANT" means any eligible employee, director or officer of the Company, Jefferson Smurfit Group plc or any of their respective Subsidiaries.

               (l) "PERSON" means an individual, a partnership, a limited liability company an unlimited liability company, a company limited by guarantee, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               (m) "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, not less than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.


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